UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2012

UAN POWER CORP.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54334	27-0155619
(Commission File Number)	(I.R.S. Employer Identification Number)

1021 Hill Street, Suite 200

Three Rivers, Michigan 49093

(Address of Principal Executive Offices, including Zip Code)

(586) 530-5605

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant

On January 13, 2012, the Board of Directors of UAN Power Corp. (the “Company”) selected Yichien Yeh, an independent certified public accountant, to serve as the auditor for the fiscal year ending June 30, 2012.

Seale and Beers, CPAs, LLC (“Seale and Beers”) audited our balance sheets as of June 30, 2011 and 2010, and our statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal years ended June 30, 2011 and 2010, and from inception on May 8, 2009 through June 30, 2011. The audit reports of Seale and Beers on our financial statements for those periods contained an explanatory paragraph related to the Company’s ability to continue as a going concern. Except for this “going concern” qualification, Seale and Beers’ reports with respect to those fiscal periods did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2011 and 2010 and through January 13, 2012, there were no disagreements with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Seale and Beers’s satisfaction, would have caused Seale and Beers to make reference to the subject matter of the disagreement in connection with its audit reports nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Seale and Beers has issued a letter dated January 13, 2012 addressed to the Securities and Exchange Commission stating that Seale and Beers agrees with the above statements. That letter is included as Exhibit 16.1 to this report.

During our two most recent fiscal years and the subsequent interim period prior to engaging Yichien Yeh, we have not consulted with Mr. Yeh with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2012, at the request of I-Kai Su, the Board of Directors the Company accepted Mr. Su’s resignation as Chief Financial Officer of the Company effective January 10, 2012.

On January 12, 2012, the Board of Directors appointed Chug Hua Yang as the Company’s Chief Financial Officer. Mr. Yang, age 45, has served in both domestic and foreign corporations over the past 20 years, including Kestronics Electronics Co., Casio Factory Automation, Woo-up Digital Technology, Joytown Bio-tech, Mineral Mining Corp. and Chung Hwa Asset Management Company. Mr. Yang’s responsibilities in these companies have varied from sales and marketing, operations, internal consulting and direct management. In certain of these positions, Mr. Yang had direct responsibility for company or division-level financial results. Mr. Yang is a graduate of the Technology and Science Institute of Northern Taiwan, Taipei. Mr. Yang also holds Corporation Lecturer Certificate from the Taiwan Academy of Banking and Finance and is pursuing an Executive MBA degree at the National Taiwan University.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

16.1	Letter from Seale and Beers, LLP, dated January 13, 2012, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAN POWER CORP.

By: /s/Parashar Patel

Parashar Patel

Chief Executive Officer

Date: January 17, 2012